Exhibit 10.39
GENERAL SETTLEMENT AGREEMENT AND
MUTUAL RELEASE OF CLAIMS
This General Settlement Agreement and Mutual Release of Claims (the “Agreement”) is dated as of July 27, 2023, by and among Alpine 4 Holdings, Inc., a Delaware corporation (“Alpine 4”) and Alan Martin (“Martin”), each of whom is a “Party” and all of whom, collectively, are the “Parties.”
RECITALS
A.On November 30, 2016, the Parties entered into a Securities Purchase Agreement (“SPA”) under which Alpine 4 purchased Horizon Well Testing, L.L.C., an Oklahoma limited liability company, later known as Venture West Energy Services, LLC, an Oklahoma limited liability company (“HWT”).
B.The Parties closed the purchase under the SPA in January 2017.
C.The Parties agreed to amendments to the SPA in 2018.
D.On August 27, 2020, Alpine 4 commenced an action in the United States District Court, District of Arizona, case no. 2:20-cv-01679-DJH (“Litigation”) by filing a complaint alleging that Martin had breached the SPA.1
E.On October 19, 2020, Martin filed a counterclaim, which was amended on April 19 and December 3, 2021 (“Counterclaim”).
F.On September 29, 2022, in the Litigation, the court granted Martin’s motion for summary judgment in part, indicating an intent to dismiss Alpine 4’s complaint and directing that the Counterclaim proceed to trial. Alpine 4 intended to appeal that order, if final judgment was entered.
G.The Parties wish to resolve any and all disputes between them arising from the foregoing events and to the extent not otherwise forbidden by law.
H.The objective of this Agreement is to ensure that each Party’s obligations as described herein are accomplished in a timely manner so as to avoid future disputes between the Parties.
I.No Party acknowledges any liability or wrongdoing to the other by entering into this Agreement. Rather, the Parties wish to effect a complete settlement of their disputes and all of the Parties’ respective claims concerning them.
NOW, THEREFORE, in exchange for valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties hereto agree as follows:
1.Incorporation of Recitals. The Parties to this Agreement hereby acknowledge and agree that all of the matters set forth above in the above Recitals are true, accurate, correct, complete and incorporated herein by this reference.
1 Alpine 4 pled claims for tortious interference with contract and tortious interference with business expectancy against Jason Huffacker and Donald G. Belcher, which are not the subject matter of this Agreement. Jason Huffacker was dismissed from the Litigation for jurisdictional reasons.

2.Alpine 4 Consideration. Alpine 4 shall do all of the following by the date indicated:
a. Pay Martin the sum of $100,000 within three (3) business days of execution of this Agreement by the last signing party, by wire transfer to Martin as provided in Exhibit F.
b. Issue and deliver to Alpine 4’s stock transfer agent, Vstock Transfer, LLC, 250,000 shares of Alpine 4 Class A stock (ALPP), for the benefit of and to Martin, expeditiously after execution by the last signing party. Such stock shall bear any restrictive legend required by 17 C.F.R. § 230.144.
c. On or before October 31, 2023, pay the sum of $2,000,000 to Martin, via wire transfer as provided in Exhibit F.
d. Execute a promissory note payable to Martin in the principal sum of $1,800,000, with monthly payments due on the first of each month, beginning on December 1, 2023, in the amount of $75,000, for a period of twelve months (i.e., until November 1, 2024), followed by a final payment of $900,000 on or before December 1, 2024. The promissory note shall be in the form as the attached Exhibit A.
3.Martin Consideration. Contemporaneously with execution of this Agreement, Martin, through counsel, shall stipulate to dismiss the Counterclaim, with prejudice, with each party to bear their respective fees and costs. Alpine 4, through counsel, shall simultaneously stipulate to dismissal of its complaint as against Martin, on the same terms. The form of stipulation and order are attached as Exhibits B and C, respectively.
4.Stipulated Judgment. Martin and Alpine 4 shall stipulate to an order and judgment setting aside the order of dismissal (Exhibit C) and entering judgment against Alpine 4 in the amount of $5,500,000, in the event Alpine 4 does not perform an obligation under section 2 within five (5) business days of its due date. A form of stipulation and order/judgment are attached as Exhibits D and E, respectively. If judgment is entered in the form attached as Exhibit E, Martin shall immediately declare the judgment partially satisfied as follows: a) For payment of the amount due under section 2 (a) above, $100,000; b) For delivery of the stock under section 2 (b) above, $640,000; c) For payment of the amount due under section 2 (c) above, $2,000,000; d) For any payments received under the promissory note under section 2 (d) above, the aggregate dollar amount of all such payments. Interest shall accrue on the judgment at the rate provided by 28 U.S.C. § 1961, from the date of filing partial satisfaction of judgment and not before. Upon receipt of all Alpine 4 consideration under section 2, the original promissory note shall be returned to Alpine 4 together with written confirmation that the stipulated judgment shall not be filed or lodged with the court.
5.Mutual General Release of All Claims Between the Parties. For and on behalf of themselves, and except for the obligations in this Agreement, the Parties hereby release each other and their officers, directors, shareholders, agents, attorneys, independent contractors, heirs, parents, subsidiaries, sibling entities, successors and assigns, hereby forever release and discharge each other, and their respective affiliates, agents, servants, employees, spouses, attorneys, successors, assigns, heirs, devisees, trust beneficiaries, and insurers for, from and against any and all claims, demands, actions, damages, debts, costs, liabilities, obligations, contracts, agreements, causes of action (whether arising in contract, tort or by statute) whether in suits at law or in equity of whatever kind, nature, character, or description whatsoever, whether known or unknown, anticipated or unanticipated, claimed or concealed, contingent or noncontingent, foreseen or unforeseeable, including, without limitation: (i) all such claims, events, occurrences, obligations, acts, omissions, or failures to act relating to or concerning or arising out of the claims or unpled counterclaims in the Litigation; (ii) that could have been alleged in any court lawsuit or action based thereon, and (iii) any claims for attorneys’ fees, experts’ fees or court costs relating to any of the above (collectively, the “Claims”).
6.Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective heirs, successors and assigns.
7.Press Release. The Parties agree to the issuance of a joint press release by Alpine 4 stating as follows: “In 2020, Alpine 4 Holdings, Inc. and Alan Martin were involved in litigation concerning Alpine 4 Holdings, Inc.’s purchase of Horizon Well Testing, L.L.C. from Alan Martin. The litigation involved claims and defenses asserted by both sides against one another. After confidential mediation before Hon. Eileen Willett, United States Magistrate Judge for the United States District Court for the District of Arizona, the parties settled their dispute on acceptable terms.” Alpine 4 may include such other language as it deems appropriate for public consumption, including safe harbor language under 15 U.S.C. § 78u-5.
8.Future Cooperation. Each of the Parties hereto agrees, on demand of the other, to execute and deliver any instrument, furnish any information, and/or perform any other acts reasonably necessary to carry out the provisions of this Agreement without undue delay or expense.
9.Attorneys’ Fees. The Parties agree to bear their own respective attorneys’ fees, costs and expenses relating to the negotiation of this Agreement and that were incurred by them before the date of this Agreement and/or in the preparation of this

Agreement. If any party herein commences any legal or equitable action or proceeding, including, without limitation, an action for declaratory relief or for any other form of relief to enforce, interpret, rescind or in any other manner effect the provisions of this Agreement, or for the breach of this Agreement, or initiates or commences any proceedings to enforce the permanent injunction, then the prevailing party shall be entitled to recover reasonable attorneys’ and experts’ fees and court costs, which may be set by the court in the same action (including any appellate action which may be brought in connection with such action) or in any separate action brought for that purpose, in addition to any other relief to which the party may be entitled.
10.Governing Law, Venue, & Jurisdiction. This Agreement is a contract made under the laws of the State of Arizona and for all purposes it shall be construed in accordance with and governed by the laws of the State of Arizona (without reference to choice of law principles). Except as provided in sections 3 and 4, any action arising out of or relating to this Agreement shall be commenced and maintained in the Superior Court of the State of Arizona, in and for the County of Maricopa, and all Parties irrevocably consent to the sole and exclusive jurisdiction and venue in such court for such purposes.
11.Entire Agreement. This Agreement constitutes and expresses the entire agreement and understanding between the Parties hereto in reference to the matters stated herein. No prior discussions, promises, representations, warranties or understandings relative thereto, if any, or had between the Parties hereto, shall be of any force and effect.
12.Modification or Waiver of Agreement. This Agreement may not be, and shall not be deemed or construed to have been, modified, amended, rescinded or canceled, in whole or in part, except by a written instrument signed by all of the Parties hereto or, in the case of a waiver, by a written instrument signed by the party to be charged with having made such waiver. No waiver of any provision of this Agreement shall constitute or imply a further or contingent waiver. Each party shall be entitled to enforce all terms of this Agreement regardless of any prior waivers unless otherwise provided in a writing signed by all of the Parties.
13.Execution in Counterparts; Delivery by Email or Fax Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the Parties reflected hereon as the signatories. An executed counterpart of this Agreement may be delivered by Fax Transmission or Email Transmission and any executed counterpart delivered in that manner shall be deemed an original for all purposes and deemed delivered to all other Parties to the Agreement when delivered in that manner to any of them.

14.Severability. Should any portion of this Agreement be held void, unenforceable, or inoperative for any reason, such shall not affect any other portion of this Agreement. The remainder shall be as effective as though such ineffective portion had not been contained herein. Nevertheless, this Agreement shall be enforced and interpreted in such a manner as to affect the intent and purpose of this Agreement.
15.No Admission of Fault or Liability. This Agreement is entered into by the Parties to settle and resolve the released claims. No party to this Agreement, by entering into this Agreement, is admitting any wrongdoing or liability to any other party, nor shall this Agreement be interpreted or construed in any manner that is contrary to this intention.
16.Good Faith. The Parties undertake to act in good faith with each other’s rights under this Contract and to adopt all reasonable measures and to ensure realization of the objectives of this Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated at their respective signatures below.

“ALPINE 4”		“MARTIN”

ALPINE 4 HOLDINGS, INC., a Delaware corporation		/s/ Alan Martin	7-31-23
		Alan Martin	Date

/s/ Kent Wilson	07-31-23
By Kent Wilson	Date
Its Chief Executive Officer

EXHIBIT A
PROMISSORY NOTE
Phoenix, Arizona

$1,800,000.00	July 27, 2023
The undersigned, ALPINE 4 HOLDINGS, INC., a Delaware corporation (“Borrower”), promises to pay to Alan Martin (“Lender”), or order, the principal sum of ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00) (the “Loan”). This Promissory Note (the “Note”). Borrower promises to pay the principal evidenced hereby in accordance with the terms and conditions herein contained and set forth.
1.Promise to pay principal. Commencing on December 1, 2023 and on the first day of each calendar month thereafter, Borrower shall pay to Lender a payment of principal in the amount of Seventy-Five Thousand and No/100 Dollars ($75,000.00) (the “Monthly Payment”). Each Monthly Payment will be applied as of its scheduled due date and will be applied to principal. On December 1, 2024 (“Maturity Date”), Borrower shall make a final payment in the principal sum of Nin Hundred Thousand and No/100 Dollars ($900,000.00) representing the entire remaining unpaid principal balance
2.Place of payment. All payments shall be made by Borrower to Lender at Lender's residence at 1227 E. Hereford Lane, McAlester, OK 74501, or at such other place or places as Lender may designate in writing from time to time. All payments made under this Note, including any permitted prepayments, shall be applied to principal. Payment may be made by any medium. Lender shall provide wire, ACH, or any other electronic payment instructions requested by Borrower, within twenty-four (24) hours of any request by Borrower to utilize such medium of payment.
3.Lawful money. All payments shall be in lawful money of the United States of America or in such other form which is acceptable to Lender. Lender's acceptance of payment in any form other than lawful money of the United States of America for any partial payment required or permitted under the provisions of this Note shall not be a waiver of the requirement that any future payments be made in lawful money of the United States of America.
4.Prepayment. Borrower shall have the privilege to prepay the Loan in full or in part, at any time or times without penalty or premium, subject to the terms of this Note. In the event Borrower elects such prepayment privilege, Lender shall be provided with three (3) business days prior written notice of such intent to prepay. Any partial prepayment shall not postpone the due date of any subsequent payments unless Lender agrees otherwise in writing.
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5.Event of Default. The (i) existence or occurrence of the failure by Borrower to make any payment of principal due under this Note or (ii) the sale by Borrower of Borrower’s business, or all or substantially all of Borrower’s assets without timely repayment of the principal due under this Note shall constitute an Event of Default. Upon the occurrence of any Event of Default, Borrower shall have five (5) days to cure nonpayment. If Borrower shall default in the payment when due of any payment or payments as herein provided which failure is not cured within five (5) days after the due date, then the entire unpaid principal of this Note, irrespective of the Maturity Date specified herein, shall, at the election of the Lender and without further notice of such election, become immediately due and payable and Lender may exercise any remedy set forth herein, under the Settlement Agreement and Release between the Borrower and Lender executed on July 27, 2023, (“Settlement”) or otherwise available at law or in equity.
6.Payment of expenses by Borrower. Borrower shall pay Lender all actual costs, expenses, disbursements, fees (including, without limitation, attorneys’ fees), charges, witness fees and other litigation-related expenses, and all legal fees and expenses incurred by Lender in connection with: (a) the collection, attempted collection, or negotiation and documentation of any settlement or workout of any payment due hereunder, and/or (b) any suit or proceeding whatsoever arising out of this Note. It is the intent of the parties that Borrower pay all future expenses and attorneys’ fees incurred by Lender as a result of Lender’s entering into the transaction evidenced by this Note; provided, however, each party shall bear its own expenses incurred in the creation and negotiation of this Note.
7.Remedies cumulative. The rights or remedies of Lender as provided in this Note shall be cumulative and concurrent, and may be pursued singularly, successively, or together against Borrower. Notwithstanding the foregoing, this Loan is a portion of the total consideration due from Borrower to Lender under the Settlement. The amounts due hereunder shall not be added to, but rather, are subsumed by, the amounts due under the Settlement.
8.Consent and waiver of defenses. Except as otherwise required by law, Borrower waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, all applicable appraisement, valuation exemption rights, and notices of whatsoever kind or nature, including, but not limited to, notice of intention to accelerate, notice of acceleration, notice of dishonor or other notice which Lender might otherwise be obligated to provide Borrower following an Event of Default.
9.Borrower not released. No delay or omission of Lender to exercise any of his rights and remedies under this Note at any time following the occurrence of an Event of Default shall constitute a waiver of the right of Lender to exercise such rights and
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remedies at a later time by reason of that Event of Default or by reason of any subsequently occurring Event of Default. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare an Event of Default for failure to make prompt payment. This Note, or any payment hereunder, may be extended from time to time only by agreement in writing between Lender and Borrower and any such extension shall not in any way affect the liability and obligations of Maker under this Note.
10.Amendment. This Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.
11.Successors and assigns. Whenever used herein, the words “Borrower” and “Lender” shall be deemed to include their respective heirs, personal and legal representatives, successors and assigns. This paragraph shall not be a consent by Lender for Borrower to assign or transfer any property securing payment hereof or any rights, powers, obligations or duties of Borrower.
12.Choice of law and Venue. The Settlement terms concerning choice of law, jurisdiction and venue are incorporated by reference.
13.Notice. All notices or other communications required or permitted to be given or delivered under this Note shall be in writing and may be hand delivered, deposited in the United States Mail, postage prepaid, or forwarded by facsimile or email transmission addressed to said party or parties at the addresses shown below, or to such other address as Borrower or Lender may designate by giving notice in the foregoing manner. Any notice hand-delivered or sent by facsimile or email shall be deemed effective when received and any notice sent United States Mail shall be deemed effective forty-eight (48) hours following the date of mailing.
If intended for Borrower:
Alpine 4 Holdings, Inc.
c/o Kent Wilson, CEO (kwilson@alpine4.com)
2525 E. Arizona Biltmore Cir., Ste. C237
Phoenix, AZ 85016
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With a copy, to:
Ryan Lorenz, Esq. (rlorenz@clarkhill.com)
Clark Hill PLC
14850 North Scottsdale Road, Suite 500
Scottsdale, Arizona 85254
If intended for Lender:
Alan Martin (alan.martin@horizonpandc.com)
1227 E. Hereford Lane
McAlester, OK 74501
With copies to:
Bradley S. Shelts, Esq. (bsshelts@tbsslaw.com)
Joshua P. Weiss, Esq. (jweiss@tbsslaw.com)
Titus Brueckner Spitler & Shelts PLC
8355 East Hartford Drive, Suite 200
Scottsdale, AZ 85255
14.Time of essence. Time is of the essence with respect to this Note.
Borrower has executed this Note on the day first hereinbefore written.

BORROWER:

ALPINE 4 HOLDINGS, INC., a Delaware corporation

By:	EXHIBIT - DO NOT SIGN

Kent Wilson
Its Chief Executive Officer

LENDER:

EXHIBIT - DO NOT SIGN

Alan W. Martin
1227 East Hereford Lane
McAlester, Oklahoma 745011
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EXHIBIT B
Ryan J. Lorenz - #019878
CLARK HILL PLC
14850 N. Scottsdale Road, Suite 500
Scottsdale, Arizona 85254
Telephone: (480) 684-1100
Facsimile: (480) 684-1167
Email: rlorenz@clarkhill.com
Attorneys for Plaintiff/Counterdefendant
Alpine 4 Technologies, Ltd.
UNITED STATES DISTRICT COURT
DISTRICT OF ARIZONA

Alpine 4 Technologies, Ltd., a Delaware corporation,	Case No.2:20-cv-01679-DJH

STIPULATION TO DISMISS
Plaintiff/Counterdefendant,

vs.

Alan W. Martin; Donald G. Belcher,

Defendants/Counterclaimant.

Plaintiff/Counterdefendant Alpine 4 Technologies, Ltd. (“Alpine 4”) and Defendant/Counterclaimant Alan W. Martin (“Mr. Martin”), through counsel, hereby stipulate to dismiss the Plaintiff’s complaint [dkt 1] and the Defendants’ second amended counterclaim [dkt 61] with prejudice, with each party to bear their respective attorneys’ fees and costs. This stipulation resolves all claims except Plaintiff’s claim against Defendant Donald G. Belcher, who has been defaulted. Plaintiff’s motion for default judgment [dkt 83] was denied without prejudice [dkt 92]. This matter may be concluded and closed upon disposition of a renewed motion for default judgment.
/ / /
/ / /
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DATED this _____ day of July 2023.

CLARK HILL PLC

By:	/s/ Ryan J. Lorenz
Ryan J. Lorenz
Attorneys for Plaintiff/Counterdefendant Alpine 4 Technologies Ltd.

TITUS BRUECKNER SHITLER & SHELTS PC

By:	/s/ Bradley Steven Shelts
Bradley Steven Shelts
Joshua P. Weiss
Attorneys for Defendant/Counterclaimant Alan W. Martin
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EXHIBIT C
Ryan J. Lorenz - #019878
CLARK HILL PLC
14850 N. Scottsdale Road, Suite 500
Scottsdale, Arizona 85254
Telephone: (480) 684-1100
Facsimile: (480) 684-1167
Email: rlorenz@clarkhill.com
Attorneys for Plaintiff/Counterdefendant
Alpine 4 Technologies, Ltd.
UNITED STATES DISTRICT COURT
DISTRICT OF ARIZONA

Alpine 4 Technologies, Ltd., a Delaware corporation,	Case No.2:20-cv-01679-DJH

JUDGMENT
Plaintiff/Counterdefendant,

vs.

Alan W. Martin; Donald G. Belcher,

Defendants/Counterclaimant.

This matter came before the Court on the stipulation to dismiss filed by Plaintiff/Counterdefendant Alpine 4 Technologies, Ltd. and Defendant/Counterclaimant Alan W. Martin [dkt 117]. Good cause appearing therefrom,
IT IS ORDERED, ADJUDGED AND DECREED as follows:
A.Dismissing Plaintiff’s complaint [dkt 1] with prejudice.
B.Dismissing Defendants’ second amended counterclaim [dkt 61] with prejudice.
C.Neither party shall take anything by way of dismissal and each party shall bear their respective attorneys’ fees and costs.
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D.There is no just reason for delay. This judgment is entered as a final judgment under Fed. R. Civ. P. 54(b). The only remaining claim for disposition is Plaintiff’s claims against Defendant Belcher which shall be disposed of by renewed motion for default judgment.
Dated this _____ day of _____ 2023.

Hon. Diane J. Humetewa
United States District Court Judge
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EXHIBIT D
Ryan J. Lorenz - #019878
CLARK HILL PLC
14850 N. Scottsdale Road, Suite 500
Scottsdale, Arizona 85254
Telephone: (480) 684-1100
Facsimile: (480) 684-1167
Email: rlorenz@clarkhill.com
Attorneys for Plaintiff/Counterdefendant
Alpine 4 Technologies, Ltd.
UNITED STATES DISTRICT COURT
DISTRICT OF ARIZONA

Alpine 4 Technologies, Ltd., a Delaware corporation,	Case No.2:20-cv-01679-DJH

Plaintiff/Counterdefendant,	STIPULATION TO SET ASIDE ORDER OF DISMISSAL AND ENTER JUDGMENT
vs.

Alan W. Martin; Donald G. Belcher,

Defendants/Counterclaimant.

Plaintiff/Counterdefendant Alpine 4 Technologies, Ltd. (“Alpine 4”) and Defendant/Counterclaimant Alan W. Martin (“Mr. Martin”), through counsel, hereby stipulate to set aside the court’s judgment of dismissal [dkt ___] entered on July __, 2023. The judgment of dismissal was entered as part of performances of Plaintiff’s and Defendant’s settlement agreement. Because of an issue of non-performance, the parties hereby stipulate to set aside that judgment and enter the form of judgment attached and uploaded contemporaneously.
/ / /
/ / /
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DATED this _____ day of July 2023.

CLARK HILL PLC

By:	/s/ Ryan J. Lorenz
Ryan J. Lorenz
Attorneys for Plaintiff/Counterdefendant Alpine 4 Technologies Ltd.

TITUS BRUECKNER SHITLER & SHELTS PC

By:	/s/ Bradley Steven Shelts
Bradley Steven Shelts
Joshua P. Weiss
Attorneys for Defendant/Counterclaimant Alan W. Martin
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EXHIBIT E
Ryan J. Lorenz - #019878
CLARK HILL PLC
14850 N. Scottsdale Road, Suite 500
Scottsdale, Arizona 85254
Telephone: (480) 684-1100
Facsimile: (480) 684-1167
Email: rlorenz@clarkhill.com
Attorneys for Plaintiff/Counterdefendant
Alpine 4 Technologies, Ltd.
UNITED STATES DISTRICT COURT
DISTRICT OF ARIZONA

Alpine 4 Technologies, Ltd., a Delaware corporation,	Case No.2:20-cv-01679-DJH

Plaintiff/Counterdefendant, vs.	ORDER SETTING ASIDE JUDGMENT OF DISMISSAL AND ENTERING JUDGMENT ON SECOND AMENDED COUNTERCLAIM
Alan W. Martin; Donald G. Belcher,

Defendants/Counterclaimant.

This matter came before the Court on the stipulation [dkt _____] of dismissal [dkt _____] and to enter judgment. Good cause appearing,
IT IS ORDERED, ADJUDGED AND DECREED as follows:
A.Setting aside the Court’s judgment [dkt ___].
B.Awarding judgment in favor of Defendant and against Plaintiff on Defendants’ second amended counterclaim [dkt 61] in the principal sum of $5,500,000, together with interest on that sum at the rate provided by 28 U.S.C. § 1961 from the date of entry of judgment until paid in full.
C.This judgment, like its predecessor [dkt ___], is entered as a final judgment having disposed of all other claims between all other parties.
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Counterclaimant is directed to file a partial or full satisfaction of judgment promptly upon receipt of payment or other consideration hereunder.
Dated this _____ day of July 2023.

Hon. Diane J. Humetewa
United States District Court Judge
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